Exhibit 23.4

Consent of Independent Auditors

PDI, Inc.
Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of PDI, Inc. of our report dated June 25, 2013, relating to the financial statements of RedPath Integrated Pathology, Inc. appearing in PDI, Inc.’s Current Report on Form 8-K/A dated January 16, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Alpern Rosenthal
Pittsburgh, Pennsylvania

October 2, 2015